                                LEASE AGREEMENT
                                ---------------


   THIS LEASE AGREEMENT ("Lease"), is made and entered into this 10th day of December, 1996, by and between Landlord and Tenant.


                              W I T N E S S E T H:
                              - - - - - - - - - -


   1.   Certain Definitions.  For purposes of this Lease, the following terms
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shall have the meanings hereinafter ascribed thereto:

        (a)  Landlord:  WELLS REAL ESTATE FUND IX, L.P., a limited partnership.

        (b)  Landlord's Address:

             c/o Wells Capital, Inc.
             3885 Holcomb Bridge Road
             Norcross, Georgia  30092

        (c)  Tenant:  ABB FLAKT, INC.

        (d)  Tenant's Address:

             1400 Centerpoint Boulevard
             Knoxville, Tennessee  37932

        (e)  Building Address:

             1500 Centerpoint Boulevard
             Knoxville, Tennessee 37932

        (f)  Suite Number:  300

        (g)  Rentable Floor Area of the Demised Premises:

             55,000 square feet

        (h)  Rentable Floor Area of the Building:

             83,885 square feet

        (i)  Lease Term:  One Hundred Nineteen (119) months

        (j)  Base Rental Rate:

                                            RATE PER SQUARE FOOT
                                            OF RENTABLE FLOOR AREA
             LEASE YEAR                     OF DEMISED PREMISES
             ----------                     ------------------------

             FIRST YEAR                     $11.75/sq. ft.
             SECOND YEAR                    $11.75/sq. ft.
             THIRD YEAR                     $11.75/sq. ft.
             FOURTH YEAR                    $11.75/sq. ft.
             FIFTH YEAR                     $11.75/sq. ft.
             SIXTH YEAR                     $13.25/sq. ft.
             SEVENTH YEAR                   $13.25/sq. ft.
             EIGHTH YEAR                    $13.25/sq. ft.
             NINTH YEAR                     $13.25/sq. ft.
             TENTH YEAR                     $13.25/sq. ft.

        (k) Rental Commencement Date: The later of (x) January 1, 1998, or (y) the earlier of (I) the date which is thirty (30) days after Substantial Completion (as defined in Paragraph 1[i] of Exhibit "D" attached hereto) or
                                               -----------
   (II) the date thirty (30) days after the date upon which Tenant takes possession and occupies any portion of the Demised Premises for business purposes.

        (l) Construction Allowance for initial Demised Premises: $976,600.00 (calculated at the rate of $19.00 per square foot of usable area [51,400] of the initial Demised Premises).

        (m) Broker(s):  Collins, Sharp & Koella, Inc.

        (n) Redecoration Allowance: An amount equal to (x) $5.00 per square foot of usable area of that portion of the Demised Premises leased pursuant to this Lease as of the fifth (5th) anniversary of the Rental Commencement Date which has been leased and occupied by Tenant for not less than three (3) consecutive years ending with such fifth (5th) anniversary, reduced by (y) $177,000.00.

   2.   Lease of Premises.  Landlord, in consideration of the covenants and
        -----------------
agreements to be performed by Tenant, and upon the terms and conditions hereinafter stated, does hereby rent and lease unto Tenant, and Tenant does hereby rent and lease from Landlord, certain premises (the "Demised Premises") in the building (hereinafter referred to as "Building") located or to be located on that certain tract of land (the "Land") more particularly described on Exhibit "A" attached hereto and by this reference made a part hereof, which
-----------
Demised Premises comprise 55,000 square feet of Rentable Floor Area and are outlined on the floor plans attached hereto as Exhibit "B" and by this reference
                                               -----------
made a part hereof, with no easement for light, view or air included in the Demised Premises or being granted hereunder. The "Project" is comprised of the Building, the Land, the Building's parking facilities, any walkways, covered walkways or other means of access to the Building and the Building's parking facilities, all common areas, including any lobbies or plazas, and any other improvements or landscaping on the Land. For purposes of this Lease, "common areas" shall include any improvements, areas and facilities from time to time made available by Landlord, in Landlord's sole discretion, and upon such conditions as Landlord shall determine, for the non-exclusive, common and joint use or benefit of Landlord, Tenant and other tenants, occupants and users of the Project, and their respective employees, agents, subtenants, concessionaires, licensees, customers and invitees, or any of them. The common areas may include (not to be deemed a representation as to their availability), but are not limited to, sidewalks, parking areas, access roads, driveways, serviceways, tunnels, loading docks, and landscaped areas, together with all hallways, lobbies, corridors, elevators, entrances and exits, restrooms, stairways and other similar areas within the Building designated by Landlord, from time to time, for the general use of all of the occupants of the Building. For such period of time as Tenant has the right under this Lease to occupy the Demised Premises, Tenant shall have the nonexclusive right to use the common areas in common with Landlord, Tenant and other tenants, occupants and users of the Project, and their respective employees, agents, subtenants, concessionaires, licensees, customers and invitees. For purposes of this Lease, the Rentable Floor Area of the Demised Premises shall be calculated by multiplying the usable square feet of floor area of the Demised Premises by 1.07. The usable area of the Demised Premises shall be determined in accordance with the American National Standard Method of Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1-1996 published by the Building Owners and Managers Association International.

   3.   Term.  The term of this Lease ("Lease Term") shall commence on the date
        ----
first hereinabove set forth, and, unless sooner terminated as provided in this Lease, shall end on the expiration of the period designated in Article 1(i) above, which period shall commence on the Rental Commencement Date, unless the Rental Commencement Date shall be other than the first day of a calendar month, in which event such period shall commence on the first day of the calendar month following the month in which the Rental Commencement Date occurs. Promptly after the Rental Commencement Date Landlord shall send to Tenant a Supplemental Notice in the form of Exhibit "C" attached hereto and by this reference made a
                      -----------
part hereof, specifying the Rental Commencement Date, the date of expiration of the Lease Term in accordance with Article 1(i) above and certain other matters as therein set forth.

   4.   Possession.  The obligations of Landlord and Tenant with respect to the
        ----------
Building and the initial leasehold improvements to the Demised Premises are set forth in Exhibit "D" attached hereto and by this reference made a part hereof.
         -----------
Within thirty (30) days after the Commencement Date, Tenant shall have the right to prepare and provide to Landlord a list of incomplete or defective Punch List Items, all of which shall be promptly repaired and/or completed by Landlord at its sole cost and expense, and, for a period of one (1) year following the date Tenant takes possession of any portion of the Demised Premises, Tenant shall have the right to notify Landlord of its discovery of latent defects in the Demised Premises all of which shall be promptly repaired and/or completed by Landlord at its sole cost and expense. Except for such Punch List Items so specified by Tenant within said thirty (30) day period, and except for such latent defects specified by Tenant within such one (1) year period, the taking of possession by Tenant shall be deemed conclusively to establish that Landlord's construction obligations with respect to the Demised Premises have been completed in accordance with the plans and specifications approved by Landlord and Tenant and that the Demised Premises, to the extent of Landlord's construction obligations with respect thereto, are in good and satisfactory condition.

   5.   Rental Payments.
        ---------------

        (a) Commencing on the Rental Commencement Date, and continuing thereafter throughout the Lease Term, Tenant hereby agrees to pay all Rent due and payable under this Lease. As used in this Lease, the term "Rent" shall mean the Base Rental, Tenant's Forecast Additional Rental, Tenant's Additional Rental, and any other amounts that Tenant assumes or agrees to pay under the provisions of this Lease that are owed to Landlord, including without limitation any and all other sums that may become due by reason of any default of Tenant or failure on Tenant's part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant. Base Rental together with Tenant's Forecast Additional Rental shall be due and payable in twelve (12) equal installments on the first day of each calendar month, commencing on the Rental Commencement Date and continuing thereafter throughout the Lease Term and any extensions or renewals thereof, and Tenant hereby agrees to pay such Rent to Landlord at Landlord's address as provided herein (or such other address as may be designated by Landlord from time to time) monthly in advance. Tenant shall pay all Rent and other sums of money as shall become due from and payable by Tenant to Landlord under this Lease at the times and in the manner provided in this Lease, without demand, set-off or counterclaim.

        (b) If the Rental Commencement Date is other than the first day of a calendar month or if this Lease terminates on other than the last day of a calendar month, then the installments of Base Rental and Tenant's Forecast Additional Rental for such month or months shall be prorated on a daily basis and the installment or installments so prorated shall be paid in advance. Also, if the Rental Commencement Date occurs on other than the first day of a calendar year, or if this Lease expires or is terminated on other than the last day of a calendar year, Tenant's Additional Rental shall be prorated for such commencement or termination year, as the case may be, by multiplying such Tenant's Additional Rental by a fraction, the numerator of which shall be the number of days of the Lease Term (from and after the Rental Commencement Date) during the commencement or expiration or termination year, as the case may be, and the denominator of which shall be 365, and the calculation described in Article 7 hereof shall be made as soon as possible after the expiration or termination of this Lease, Landlord and Tenant hereby agreeing that the provisions relating to said calculation shall survive the expiration or termination of this Lease.

   6.   Base Rental.  From and after the Rental Commencement Date Tenant shall
        -----------
pay to Landlord a base annual rental (herein called "Base Rental") for each Lease Year equal to the sum of (a) the Base Rental Rate set forth for such Lease Year in Article 1(j) above multiplied by the Rentable Floor Area of the Demised Premises set forth in Article 1(g) above, plus (b) the monthly payment, if any, calculated pursuant to Special Stipulation 12 with respect to the Furniture Allowance. As used in this Lease, the term "Lease Year" shall mean the twelve month period commencing on the Rental Commencement Date, and each successive twelve month period thereafter during the Lease Term, except that if the Rental Commencement Date is not on the first day of a calendar month, the first Lease Year shall extend through the end of the twelfth month after the Rental Commencement Date.

   7.   Additional Rental.
        -----------------

        (a) For purposes of this Lease, "Tenant's Forecast Additional Rental" shall mean Landlord's reasonable estimate of Tenant's Additional Rental for the coming calendar year or portion thereof. If at any time it reasonably appears to Landlord that Tenant's Additional Rental for the current calendar year will vary from Landlord's estimate by more than ten percent (10%), Landlord shall have the right to revise, by notice to Tenant, its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate of Tenant's Additional Rental. Failure to make a revision contemplated by the immediately preceding sentence shall not prejudice Landlord's right to collect the full amount of Tenant's Additional Rental. Prior to the Rental Commencement Date and thereafter on or before November 1 of each calendar year during the Lease Term, including any extensions thereof, Landlord shall present to Tenant a statement of Tenant's Forecast Additional Rental for such calendar year; provided, however, that if such statement is not given on or before November 1 of any calendar year as aforesaid, Tenant shall continue to pay during the next ensuing calendar year on the basis of the amount of Tenant's Forecast Additional Rental payable during the calendar year just ended until the month after such statement is delivered to Tenant. For purposes of determining Tenant's Forecast Additional Rental the calendar year within which the Rental Commencement Date occurs, the estimated Operating Expenses for such calendar year shall be deemed to be $4.50 per square foot multiplied by 83,885 square feet of Rentable Floor Area of the Building.

        (b) For purposes of this Lease, "Tenant's Additional Rental" shall mean for each calendar year (or portion thereof) Tenant's Share of the Operating Expenses (as defined below) for such calendar year (or portion thereof). The "Tenant's Share" shall mean sixty five and fifty seven one hundredths percent (65.57%), determined by dividing 55,000 square feet of Rentable Floor Area of the Demised Premises by 83,885 square feet of Rentable Floor Area of the Building. The Tenant's Share shall be a adjusted to reflect any change in the Rentable Floor Area of the Demised Premises or Rentable Floor Area of the Building. In the event the Building is not fully occupied during any calendar year (or portion thereof), the Operating Expenses which are variable in nature shall be adjusted for the purposes of determining Tenant's Additional Rental to an amount that would have been incurred by Landlord for such calendar year (or portion thereof) if the Building had been fully occupied during such calendar year (or portion thereof). Landlord agrees that only Operating Expenses which would normally vary depending on the amount of space actually occupied in the Building, such as costs of utilities, supplies and janitorial services, shall be adjusted in this manner and that fixed expenses which are unrelated to occupancy levels shall not be so adjusted.

        (c) Within ninety (90) days after the end of the calendar year in which the Rental Commencement Date occurs and of each calendar year thereafter during the Lease Term, or as soon thereafter as practicable, Landlord shall provide Tenant a statement showing the Operating Expenses for said calendar year and a statement prepared by Landlord showing any adjustment to the Operating Expenses to reflect full occupancy of the Building during such calendar year, and comparing Tenant's Forecast Additional Rental with Tenant's Additional Rental. In the event Tenant's Forecast Additional Rental exceeds Tenant's Additional Rental for said calendar year, Landlord shall credit such amount against Rent next due hereunder or, if the Lease Term has expired or is about to expire, refund such excess to Tenant if Tenant is not in default under this Lease (in the instance of a default such excess shall be held as additional security for Tenant's performance, may be applied by Landlord to cure any such default, and shall not be refunded until any such default is cured). In the event that the Tenant's Additional Rental exceeds Tenant's Forecast Additional Rental for said calendar year, Tenant shall pay Landlord, within thirty (30) days of receipt of the statement, an amount equal to such difference. The provisions of this Lease concerning the payment of Tenant's Additional Rental shall survive the expiration or earlier termination of this Lease.

        (d) Landlord's books and records pertaining to the calculation of Operating Expenses for any calendar year within the Lease Term may be audited by Tenant or its representatives at Tenant's expense, at any time within twenty four (24) months after the end of each such calendar year; provided that Tenant shall give Landlord not less than thirty (30) days' prior written notice of any such audit. Prior to the commencement of such audit, Tenant shall cause its authorized representative to agree in writing for the benefit of Landlord that such representative will keep the results of the audit confidential and that such representative will not disclose or divulge the results of such audit except to Tenant and Landlord and except in connection with any dispute between Landlord and Tenant relating to Operating Expenses. Such audit shall be conducted during reasonable business hours at Landlord's office where Landlord's books and records are maintained. Tenant shall cause a written audit report to be prepared by its authorized representative following any such audit and shall provide Landlord with a copy of such report promptly after receipt thereof by Tenant. If Landlord's calculation of Tenant's Additional Rental for the audited calendar year was incorrect, then Tenant shall be entitled to a prompt refund of any overpayment or Tenant shall promptly pay to Landlord the amount of any underpayment, as the case may be.

   8.   Operating Expenses.
        ------------------

        (a) For the purposes of this Lease, "Operating Expenses" shall mean all expenses, costs and disbursements (but not specific costs billed to specific tenants of the Building) of every kind and nature, computed on the accrual basis, relating to or incurred or paid in connection with the ownership, management, operation, repair and maintenance of the Project, including but not limited to, the following:

             (1) wages, salaries and other costs of all on-site and off-site employees engaged in the operation, management, maintenance or access control of the Project, including taxes, insurance and benefits relating to such employees, allocated based upon the time such employees are engaged directly in providing such services;

             (2) the cost of all supplies, tools, equipment and materials used in the operation, management, maintenance and access control of the Project;

             (3) the cost of all utilities for the Project, including but not limited to the cost of electricity, gas, water, sewer services and power for heating, lighting, air conditioning and ventilating;

             (4) the cost of all maintenance and service agreements for the Project and the equipment therein, including but not limited to security service, window cleaning, elevator maintenance, HVAC maintenance, janitorial service, waste recycling service, landscaping maintenance and customary landscaping replacement;

             (5) the cost of repairs and general maintenance of the Project;

             (6) amortization of the cost of acquisition and/or installation of capital investment items (including security equipment and energy management equipment), amortized over their respective useful lives, which are installed for the purpose of reducing operating expenses, promoting safety, complying with governmental requirements, or maintaining the first-class nature of the Project;

             (7) the cost of casualty, rental loss, liability and other insurance applicable to the Project and Landlord's personal property used in connection therewith;

             (8) the cost of trash and garbage removal, vermin extermination, and snow, ice and debris removal;

             (9) the cost of legal and accounting services incurred by Landlord in connection with the management, maintenance, operation and repair of the Project, excluding the owner's or Landlord's general accounting and fund accounting, such as partnership statements and tax returns, and excluding services described in Article 8(b)(14) below;

             (10) all taxes, assessments and governmental charges, whether or not directly paid by Landlord, whether federal, state, county or municipal and whether they be by taxing districts or authorities presently taxing the Project or by others subsequently created or otherwise, and any other taxes and assessments attributable to the Project or its operation (and the costs of contesting any of the same), including without limitation assessments under any declaration or shared costs under any easement agreement with respect to the operation, maintenance, repair and replacement of the storm water facilities in Centerpoint Park, and business license taxes and fees, excluding, however, taxes and assessments imposed on the personal property of the tenants of the Project, federal and state taxes on income, death taxes, franchise taxes, and any taxes (other than business license taxes and fees) imposed or measured on or by the income of Landlord from the operation of the Project; and it is agreed that Tenant will be responsible for ad valorem taxes on its personal property; and

             (11) a management fee in the amount of four percent (4%) of the gross rental income from the Project.

        (b) For purposes of this Lease, and notwithstanding anything in any other provision of this Lease to the contrary, "Operating Expenses" shall not include the following:

             (1) the cost of any special build-out work or service performed for any tenant (including Tenant) at such tenant's cost;

             (2) the cost of installing, operating and maintaining any specialty service, such as a restaurant, cafeteria, retail store, sundry shop, newsstand, or concession;

             (3) the cost of correcting defects in construction;

             (4) compensation paid to officers and executives of Landlord;

             (5) the cost of any items for which Landlord is reimbursed by insurance, condemnation or otherwise, except for costs reimbursed pursuant to provisions similar to Articles 7 and 8 hereof;

             (6) the cost of any additions, changes, replacements and other items which are made in order to prepare for a tenant's occupancy;

             (7) the cost of repairs incurred by reason of fire or other casualty;

             (8) insurance premiums to the extent Landlord may be directly reimbursed therefor, except for premiums reimbursed pursuant to provisions similar to Articles 7 and 8 hereof;

             (9) interest on debt or amortization payments on any mortgage or deed of trust and rental under any ground lease or other underlying lease;

             (10) any real estate brokerage commissions;

             (11) any advertising expenses incurred in connection with the marketing of any rentable space;

             (12) rental payments for base building equipment such as HVAC equipment and elevators;

             (13) any expenses for repairs or maintenance which are covered by warranties and service contracts, to the extent such maintenance and repairs are made at no cost to Landlord;

             (14) legal expenses arising out of the construction of the improvements on the Land or the enforcement of the provisions of any lease affecting the Land or Building, including without limitation this Lease; and

             (15) costs or amounts paid to parties affiliated with Landlord or Landlord's managing agent to the extent such costs or amounts exceed the fair market value of the services or materials provided.

   9.   Tenant Taxes; Rent Taxes.  Tenant shall pay promptly when due all taxes
        ------------------------
directly or indirectly imposed or assessed upon Tenant's gross sales, business operations, machinery, equipment, trade fixtures and other personal property or assets, whether such taxes are assessed against Tenant,

Landlord or the Building. In the event that such taxes are imposed or assessed against Landlord or the Building, Landlord shall furnish Tenant with all applicable tax bills, public charges and other assessments or impositions and Tenant shall forthwith pay the same either directly to the taxing authority or, at Landlord's option, to Landlord. In addition, in the event there is imposed at any time a tax upon and/or measured by the rental payable by Tenant under this Lease, whether by way of a sales or use tax or otherwise, Tenant shall be responsible for the payment of such tax and shall pay the same on or prior to the due date thereof; provided, however, that the foregoing shall not include any inheritance, estate, succession, transfer, gift or income tax imposed on or payable by Landlord.

   10.  Payments.  All payments of Rent and other payments to be made to
        --------
Landlord shall be made on a timely basis and shall be payable to Landlord or as Landlord may otherwise designate. All such payments shall be mailed or delivered to Landlord's Address designated in Article 1(b) above or at such other place as Landlord may designate from time to time in writing. If mailed, all payments shall be mailed in sufficient time and with adequate postage thereon to be received in Landlord's account by no later than the due date for such payment. Tenant agrees to pay to Landlord Fifty Dollars ($50.00) for each check presented to Landlord in payment of any obligation of Tenant which is not paid by the bank on which it is drawn, together with interest from and after the due date for such payment at the rate of eighteen percent (18%) per annum on the amount due.

   11.  Late Charges.  Any Rent or other amounts payable to Landlord under this
        ------------
Lease, if not paid by the fifth day of the month for which such Rent is due, or by the due date specified on any invoices from Landlord for any other amounts payable hereunder, shall incur a late charge of Fifty Dollars ($50.00) for Landlord's administrative expense in processing such delinquent payment and in addition thereto shall bear interest at the rate of eighteen percent (18%) per annum from and after the due date for such payment. In no event shall the rate of interest payable on any late payment exceed the legal limits for such interest enforceable under applicable law.

   12.  Use Rules.  The Demised Premises shall be used for executive, general
        ---------
administrative, office space and other similar purposes and no other purposes and in accordance with all applicable laws, ordinances, rules and regulations of governmental authorities, all nationally recognized industry standards applicable to such uses and the Rules and Regulations attached hereto and made a part hereof. Tenant covenants and agrees to abide by the Rules and Regulations in all respects as now set forth and attached hereto or as hereafter promulgated by Landlord. Landlord shall have the right at all times during the Lease Term to publish and promulgate and thereafter enforce such rules and regulations or changes in the existing Rules and Regulations as it may reasonably deem necessary to protect the tenantability, safety, operation, and welfare of the Demised Premises and the Project.

   13.  Alterations.  Except for any initial improvement of the Demised Premises
        -----------
pursuant to Exhibit "D", which shall be governed by the provisions of said
            -----------
Exhibit "D", Tenant shall not make, suffer or permit to be made any alterations,
-----------
additions or improvements to or of the Demised Premises or any part thereof, or attach any fixtures or equipment thereto, without first obtaining Landlord's written consent, which consent shall not be unreasonably withheld. Except for Tenant's trade fixtures and personal property which are readily removable, all such alterations, additions and improvements shall become Landlord's property at the expiration or earlier termination of the Lease Term and shall remain on the Demised Premises without compensation to Tenant unless Landlord elects by notice to Tenant to have Tenant remove such alterations, additions and improvements, in which event, notwithstanding any contrary provisions respecting such alterations, additions and improvements contained in Article 30 hereof, Tenant shall promptly restore, at its sole cost and expense, the Demised Premises to its condition prior to the installation of such alterations, additions and improvements, normal wear and tear excepted.

   14.  Repairs.
        -------

        (a) Landlord shall maintain in good order and repair, subject to normal wear and tear and subject to casualty and condemnation, the Building (including without limitation the roof, foundation, basement, structural portions of interior and exterior structural walls, but excluding the Demised Premises and other portions of the Building leased to other tenants), the Base Building mechanical, electrical and plumbing systems within the Building, the Building parking facilities, the common areas and the landscaped areas. Notwithstanding the foregoing obligation, the cost of any repairs or maintenance to the foregoing necessitated by the intentional acts or negligence of Tenant or its agents, contractors, employees, licensees, subtenants or assigns, shall be borne solely by Tenant and shall be deemed Rent hereunder and shall be reimbursed by Tenant to Landlord upon demand. Except as expressly set forth above in this Article 14(a), Landlord shall not be required to make any repairs or improvements to the Demised Premises except for any initial improvements to the Demised Premises pursuant to the provisions of Exhibit "D" and except structural repairs necessary for safety
                 -----------
   and tenantability.

        (b) Tenant covenants and agrees that it will take good care of the Demised Premises and all alterations, additions and improvements thereto and will keep and maintain the same in good condition and repair, except for normal wear and tear. Tenant shall at once report, in writing, to Landlord any defective or dangerous condition known to Tenant. Except for Tenant's rights as set forth in Article 18(e), to the fullest extent permitted by law, Tenant hereby waives all rights to make repairs at the expense of Landlord or in lieu thereof to vacate the Demised Premises as may be provided by any law, statute or ordinance now or hereafter in effect. Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate or paint the Demised Premises or any part thereof, except as specifically and expressly herein set forth.

   15.  Landlord's Right of Entry.  Landlord shall retain duplicate keys to all
        -------------------------
doors of the Demised Premises and Landlord and its agents, employees and independent contractors shall have the right to enter the Demised Premises at reasonable hours to inspect and examine same, to make repairs, additions, alterations, and improvements, to exhibit the Demised Premises to mortgagees, prospective mortgagees, purchasers or tenants, and to inspect the Demised Premises to ascertain that Tenant is complying with all of its covenants and obligations hereunder; provided, however, that Landlord shall, except in case of emergency, have the right to enter only with the prior knowledge of Tenant and such entry shall be during Tenant's normal business hours (unless Tenant otherwise consents to entry during other hours, which consent Tenant agrees not to unreasonably withhold or delay). Landlord shall be allowed to take into and through the Demised Premises any and all materials that may be required to make such repairs, additions, alterations or improvements. During such time as such work is being carried on in or about the Demised Premises, the Rent provided herein shall not abate, and Tenant waives any claim or cause of action against Landlord for damages by reason of interruption of Tenant's business or loss of profits therefrom because of the prosecution of any such work or any part thereof; provided and on the condition that Landlord shall use all reasonable and diligent efforts to minimize the disruption of Tenant's business and to protect Tenant's property during such times.

   16.  Insurance.
        ---------

        (a) Tenant shall procure at its expense and maintain throughout the Lease Term a policy or policies of all-risk insurance insuring the full replacement cost of its furniture, equipment, supplies, and other property owned, leased, held or possessed by it and contained in the Demised Premises, and worker's compensation insurance as required by applicable law. Tenant shall also procure at its expense and maintain throughout the Lease Term a policy or policies of insurance, insuring Tenant, Landlord, Landlord's managing agent and Landlord's mortgagee, if any, against any and all liability for injury to or death of a person or persons and for damage to property occasioned by or arising out of any construction work being done by Tenant or Tenant's contractors on the Demised Premises, or arising out of the condition, use, or occupancy of the Demised Premises, or in any way occasioned by or arising out of the activities of Tenant, its agents, contractors or employees in the Demised Premises, or other portions of the Building or the Project, and of Tenant's guests and licensees while they are in the Demised Premises, the limits of such policy or policies to be in combined single limits for both damage to property and personal injury and in amounts not less than Three Million Dollars ($3,000,000) for each occurrence. Such insurance shall, in addition, extend to any liability of Tenant arising out of the indemnities provided for in this Lease. All insurance policies procured and maintained by Tenant pursuant to this Article 16 shall name Landlord and any additional parties designated by Landlord as additional insured, shall be carried with companies licensed to do business in the State of Tennessee having a rating from Best's Insurance Reports of not less than A-/X, and shall be non-cancelable and not subject to material change except after twenty (20) days' written notice to Landlord. Duly executed certificates of insurance with respect to such policies shall be delivered to Landlord prior to the date Tenant enters the Demised Premises for the installation of its improvements, trade fixtures or furniture, and certificates evidencing renewals of such policies shall be delivered to Landlord at least thirty (30) days prior to the expiration of each respective policy term.

        (b) Landlord shall procure at its expense (but with the expense to be included in Operating Expenses as provided in Article 8[a] hereof) and shall thereafter maintain throughout the Lease Term a policy or policies of all-risk (including rent loss coverage) real and personal property insurance with respect to the Building (including the leasehold improvements to the Demised Premises), insuring against loss or damage by fire and such other risks as are from time to time included in a standard form of all-risk policy of insurance available in the State of Tennessee. Said Building and improvements to the Demised Premises shall be insured for the benefit of Landlord in an amount not less than the full replacement costs thereof as determined from time to time by the insurance company (and such insurance may provide for a reasonable deductible). Landlord shall also procure at its expense (but with the expense to be included in Operating Expenses as provided in Article 8[a] hereof) and shall thereafter maintain throughout the Lease Term a policy or policies of commercial general liability insurance insuring against the liability of Landlord arising out of the maintenance, use and occupancy of the Project, with limits of such policy or policies to be in combined single limits for both damage to property and personal injury and in amounts not less than Three Million Dollars ($3,000,000.00) for each occurrence. Such insurance required herein shall be issued by an insurance company licensed to do business in the State of Tennessee. Any insurance required to be carried by Landlord hereunder may be carried under blanket policies covering other properties of Landlord and/or its partners and/or their respective related or affiliated corporations so long as such blanket policies provide insurance at all times for the Project as required by this Lease. Upon reasonable request from Tenant, Landlord will provide a certificate of insurance evidencing the maintenance of the insurance required herein.

   17.  Waiver of Subrogation.  Landlord and Tenant shall each have included in
        ---------------------
all policies of fire, extended coverage, business interruption and loss of rents insurance respectively obtained by them covering the Demised Premises, the Building and contents therein, a waiver by the insurer of all right of subrogation against the other in connection with any loss or damage thereby insured against. Any additional premium for such waiver shall be paid by the primary insured. To the full extent permitted by law, Landlord and Tenant each waives all right of recovery against the other for, and agrees to release the other from liability for, loss or damage to the extent such loss or damage is covered by valid and collectible insurance in effect at the time of such loss or damage or would be covered by the insurance required to be maintained under this Lease by the party seeking recovery.

   18.  Default.
        -------

        (a) The following events shall be deemed to be events of default by Tenant under this Lease: (i) Tenant shall fail to pay any installment of Rent or any other charge or assessment against Tenant pursuant to the terms hereof within five (5) days after receipt by Tenant of notice in writing from Landlord; provided, however, such notice and such grace period shall be required to be provided by Landlord and shall be accorded Tenant if necessary, only two times during any consecutive twelve month period of the Lease Term, and in the event of default shall be deemed to have immediately occurred upon the third failure by Tenant to make a timely payment as aforesaid within any consecutive twelve (12) month period of the Lease Term, it being intended by the parties hereto that such notice and such grace period shall protect against infrequent unforeseen clerical errors beyond the control of Tenant, and shall not protect against Tenant's lack of diligence of planning in connection with its obligation to make timely payment of rent and other amounts due hereunder; (ii) Tenant shall fail to comply with any term, provision, covenant or warranty made under this Lease by Tenant, other than the payment of the Rent or any other charge or assessment payable by Tenant, and shall not cure such failure within thirty (30) days after notice thereof to Tenant provided, however, in the case of a failure or breach which is capable of being remedied by Tenant but which cannot with due diligence be remedied by Tenant within a period of thirty (30) days, if Tenant proceeds as promptly as may be reasonably possible after the service of such notice and with all due diligence to remedy the failure or breach and thereafter to prosecute the remedying of such failure or breach with all due diligence, Tenant shall have an additional period of time, not to exceed ninety (90) days (for a total of one hundred twenty (120) days from the service of such notice), in which to effect such cure; (iii) Tenant or any guarantor of this Lease shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a petition in bankruptcy, or shall be adjudicated as bankrupt or insolvent, or shall file a petition in any proceeding seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or fail timely to contest the material allegations of a petition filed against it in any such proceeding; (iv) a proceeding is commenced against Tenant or any guarantor of this Lease seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, and such proceeding shall not have been dismissed or discharged within sixty (60) days after the commencement thereof; (v) a receiver or trustee shall be appointed for the Demised Premises or for all or substantially all of the assets of Tenant or of any guarantor of this Lease;
   (vi) Tenant shall fail to take possession of the Demised Premises as provided in this Lease; (vii) Tenant shall do or permit to be done anything which creates a lien upon the Demised Premises or the Project and such lien is not removed or discharged by bond or otherwise (or by the posting of such security with Landlord as Landlord shall determine, in Landlord's sole discretion) within thirty (30) days after the filing thereof; (viii) Tenant shall fail to return a properly executed instrument to Landlord in accordance with the provisions of Article 26 hereof within the time period provided for such return following Landlord's request for same as provided in Article 26;
   (ix) Tenant shall fail to return a properly executed estoppel certificate to Landlord in accordance with the provisions of Article 27 hereof within the time period provided for such return following Landlord's request for same as provided in Article 27; or (x) Tenant shall fail, for any reason whatsoever, to maintain the Original Letter of Credit or any Replacement Letter of Credit (as those terms are defined in Article 39 hereof) in full force and effect at all times during the Security Period (as that term is defined in Article 39 hereof).

        (b) Upon the occurrence of any of the aforesaid events of default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever: (i) terminate this Lease, in which event Tenant shall immediately surrender the Demised Premises to Landlord and if Tenant fails to do so, Landlord may without prejudice to any other remedy which it may have for possession or arrearages in Rent, enter upon and take possession of the Demised Premises and expel or remove Tenant and any other person who may be occupying said Demised Premises or any part thereof without being liable for prosecution or any claim of damages therefor; Tenant hereby agreeing to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Demised Premises on satisfactory terms or otherwise; (ii) terminate Tenant's right of possession (but not this Lease) and enter upon and take possession of the Demised Premises and expel or remove Tenant and any other person who may be occupying said Demised Premises or any part thereof, by entry, dispossessory suit or otherwise, without thereby releasing Tenant from any liability hereunder, without terminating this Lease, and without being liable for prosecution or any claim of damages therefor and, if Landlord so elects, make such alterations, redecorations and repairs as, in Landlord's judgment, may be necessary to relet the Demised Premises, and Landlord may, but shall be under no obligation to do so, relet the Demised Premises or any portion thereof in Landlord's or Tenant's name, but for the account of Tenant, for such term or terms (which may be for a term extending beyond the Lease Term) and at such rental or rentals and upon such other terms as Landlord may reasonably deem advisable, with or without advertisement, and by private negotiations, and receive the rent therefor, Tenant hereby agreeing to pay to Landlord the deficiency, if any, between all Rent reserved hereunder and the total rental applicable to the Lease Term hereof obtained by Landlord re-letting, and Tenant shall be liable for Landlord's expenses in redecorating and restoring the Demised Premises and all costs incident to such re-letting, including broker's commissions and lease assumptions, and in no event shall Tenant be entitled to any rentals received by Landlord in excess of the amounts due by Tenant hereunder; or (iii) enter upon the Demised Premises without being liable for prosecution or any claim of damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses including, without limitation, reasonable attorneys' fees which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by negligence of Landlord or otherwise. If Landlord shall reenter the Demised Premises and take possession from Tenant without terminating this Lease, provided that Tenant has vacated the Demised Premises and is not contesting Landlord's right to the possession of the Demised Premises, Landlord will use reasonable efforts to relet the Demised Premises and thereby mitigate the
   damages which Landlord shall incur.   Tenant hereby agrees that Landlord's
   agreement to use reasonable efforts to relet the Demised Premises in order to mitigate Landlord's damages shall not be deemed to impose upon Landlord any obligation to relet the Demised Premises (i) for any purpose other than use permitted under this Lease or (ii) to any Tenant who is not financially capable of performing the duties and obligations imposed upon Tenant under this Lease, or (iii) to prefer the Demised Premises over any other space available in the Building. If this Lease is terminated by Landlord as a result of the occurrence of an event of default, Landlord may declare to be due and payable immediately, the present value (calculated with a discount factor of eight percent [8%] per annum) of the difference between (x) the entire amount of Rent and other charges and assessments which in Landlord's reasonable determination would become due and payable during the remainder of the Lease Term determined as though this Lease had not been terminated (including, but not limited to, increases in Rent pursuant to this Lease), and (y) the then fair market rental value of the Demised Premises for the remainder of the Lease Term. Upon the acceleration of such amounts, Tenant agrees to pay the same at once, together with all Rent and other charges and assessments theretofore due, at Landlord's address as provided herein, it being agreed that such payment shall not constitute a penalty or forfeiture but shall constitute liquidated damages for Tenant's failure to comply with the terms and provisions of this Lease (Landlord and Tenant agreeing that Landlord's actual damages in such event are impossible to ascertain and that the amount set forth above is a reasonable estimate thereof).

        (c) Pursuit of any of the foregoing remedies shall not preclude pursuit of any other remedy herein provided or any other remedy provided by law or at equity, nor shall pursuit of any remedy herein provided constitute an election of remedies thereby excluding the later election of an alternate remedy, or a forfeiture or waiver of any Rent or other charges and assessments payable by Tenant and due to Landlord hereunder or of any damages accruing to Landlord by reason of violation of any of the terms, covenants, warranties and provisions herein contained. No reentry or taking possession of the Demised Premises by Landlord or any other action taken by or on behalf of Landlord shall be construed to be an acceptance of a surrender of this Lease or an election by Landlord to terminate this Lease unless written notice of such intention is given to Tenant. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. In determining the amount of loss or damage which Landlord may suffer by reason of termination of this Lease or the deficiency arising by reason of any reletting of the Demised Premises by Landlord as above provided, allowance shall be made for the expense of repossession. Tenant agrees to pay to Landlord all costs and expenses incurred by Landlord in the enforcement of this

   Lease, including, without limitation, the fees of Landlord's attorneys as provided in Article 24 hereof.

        (d) The abandonment or vacation of the Demised Premises shall not be an event of default by Tenant under this Lease, but in the event Tenant shall abandon or vacate the Demised Premises for more than ninety (90) days, unless due to a casualty, condemnation or remodeling (which remodeling is being diligently prosecuted), Landlord may, at any time while such abandonment or vacation of the Demised Premises is continuing, notify Tenant of Landlord's election to terminate this Lease, in which event this Lease shall terminate on the date so selected by Landlord in Landlord's written election to terminate this Lease, and on the date so set forth in Landlord's written election, this Lease shall terminate and come to an end as though the date selected by Landlord were the last day of the natural expiration of the Lease Term; provided, however, that no such termination shall affect or limit any obligations or liabilities of Tenant arising or accruing under this Lease prior to the effective date of any such termination; and provided further that Tenant may rescind Landlord's election by (i) notifying Landlord in writing, within ten (10) days after receipt of Landlord's written election to terminate this Lease, that Tenant will reoccupy the Demised Premises for business purposes and (ii) in fact, so reoccupying the Demised Premises for business purposes within sixty (60) days thereafter.

        (e) If Landlord shall default in the performance of any of its obligations under this Lease in a way which materially affects the use or tenantability of the Demised Premises, and such default shall continue for thirty (30) days after notice from Tenant specifying Landlord's default (except that if such default cannot be cured within said thirty [30] day period, this period shall be extended for a reasonable additional time, provided that Landlord commences to cure such default within the thirty [30] day and proceeds diligently thereafter to effect such cure), Tenant may, without prejudice to any of its other rights under this Lease, correct or cure such default by Landlord and invoice Landlord the cost and expenses incurred by Tenant therefor, and Landlord shall reimburse Tenant within thirty (30) days following receipt of such invoice. If Landlord shall fail to reimburse Tenant for such cost and expenses within such thirty (30) day period, Tenant shall have the right to deduct such cost and expenses from Base Rental thereafter due hereunder, provided, however, that in the event Landlord notifies Tenant that it disputes the existence of any such default, during the pendency of such dispute, Tenant may pay the amount in dispute to an independent escrow agent of its choice to be held by the agent pending resolution of the dispute. Tenant shall not be deemed to be in default hereunder by reason of such payment until the dispute is resolved in favor of Landlord and Tenant fails to cause the agent to pay the amount determined to be payable to Landlord within ten (10) days after Tenant is notified of the determination. Tenant and Landlord shall negotiate in good faith to resolve the dispute by agreement.

   19.  Waiver of Breach.  No waiver of any breach of the covenants, warranties,
        ----------------
agreements, provisions, or conditions contained in this Lease shall be construed as a waiver of said covenant, warranty, provision, agreement or condition or of any subsequent breach thereof, and if any breach shall occur and afterwards be compromised, settled or adjusted, this Lease shall continue in full force and effect as if no breach had occurred.

   20.  Assignment and Subletting.  Tenant shall not, without the prior written
        -------------------------
consent of Landlord, assign this Lease or any interest herein or in the Demised Premises, or mortgage, pledge, encumber, hypothecate or otherwise transfer or sublet the Demised Premises or any part thereof or permit the use of the Demised Premises by any party other than Tenant. Consent to one or more such transfers or subleases shall not destroy or waive this provision, and all subsequent transfers and subleases shall likewise be made only upon obtaining the prior written consent of Landlord. Without limiting the foregoing prohibition, in no event shall Tenant assign this Lease or any interest herein, whether directly, indirectly or by operating of law, or sublet the Demised Premises or any part thereof or permit the use of the Demised Premises or any part thereof by any party (i) if the proposed assignee or subtenant is a party who would (or whose use would) detract from the character of the Building as a first-class building, such as, without limitation, a dental, medical or chiropractic office or a governmental office, (ii) if the proposed use of the Demised Premises shall involve an occupancy rate of more than one (1) person per 200 square feet of Rentable Floor Area within the Demised Premises, (iii) if the proposed assignment or subletting shall be to a governmental subdivision or agency or any person or entity who enjoys diplomatic or sovereign immunity, (iv) if such proposed assignee or subtenant is an existing tenant of the Building, or (v) if such proposed assignment, subletting or use would contravene any restrictive covenant (including any exclusive use) granted to any other tenant of the Building. Notwithstanding the foregoing prohibition, Tenant shall have the right, without the consent of Landlord but with prior notice to Landlord, to assign this Lease or sublet the entire Premises to an entity which is more than fifty percent (50%) owned, directly or indirectly, by Tenant, or to an entity which directly or indirectly owns more than fifty percent (50%) of Tenant, or to an entity which is more than fifty percent (50%) owned, directly or indirectly, by an entity which itself owns, directly or indirectly, more than fifty percent (50%) of Tenant. No assignment of this Lease or subletting of the Demised Premises shall relieve Tenant of any liability arising under this Lease. Sublessees or transferees of the Demised Premises for the balance of the Lease Term shall become directly liable to Landlord for all obligations of Tenant hereunder, without relieving Tenant (or any guarantor of Tenant's obligations hereunder) of any liability therefor, and Tenant shall remain obligated for all liability to Landlord arising under this Lease during the entire remaining Lease Term including any extensions thereof, whether or not authorized herein. If Tenant is a partnership, a withdrawal or change, whether voluntary, involuntary or by operation of law, of partners owning a controlling interest in the Tenant shall be deemed a voluntary assignment of this Lease and subject to the foregoing provisions. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or transfer of a controlling interest in the capital stock of Tenant, shall be deemed a voluntary assignment of this Lease and subject to the foregoing provisions. Landlord may, as a prior condition to considering any request for consent to an assignment or sublease (when Landlord's consent is required), require Tenant to obtain and submit current financial statements of any proposed subtenant or assignee. In the event Landlord consents to an assignment or sublease, Tenant shall pay to Landlord a fee to cover Landlord's reasonable accounting costs plus any legal fees incurred by Landlord as a result of the assignment or sublease. Landlord may require an additional security deposit from the assignee as a condition of its consent. Any consideration, in excess of the Rent and other charges and sums due and payable by Tenant under this Lease, paid to Tenant by any assignee of this Lease for its assignment, or by any sublessee under or in connection with its sublease (when Landlord's consent is required), or otherwise paid to Tenant by another party for use and occupancy of the Demised Premises or any portion thereof, shall be retained by Tenant and Landlord shall have no right or claim thereto as against Tenant. No assignment of this Lease consented to by Landlord shall be effective unless and until Landlord shall receive an original assignment and assumption agreement, in form and substance reasonably satisfactory to Landlord, signed by Tenant and Tenant's proposed assignee, whereby the assignee assumes due performance of this Lease to be done and performed for the balance of the then remaining Lease Term of this Lease. No subletting of the Demised Premises, or any part thereof, shall be effective unless and until there shall have been delivered to Landlord an agreement, in form and substance reasonably satisfactory to Landlord, signed by Tenant and the proposed sublessee, whereby the sublessee acknowledges the right of Landlord to continue or terminate any sublease, in Landlord's sole discretion, upon termination of this Lease, and such sublessee agrees to recognize and attorn to Landlord in the event that Landlord elects under such circumstances to continue such sublease.

   21.  Destruction.
        -----------

        (a) If the Demised Premises are damaged by fire or other casualty, the same shall be repaired or rebuilt as speedily as practical under the circumstances at the expense of the Landlord, unless this Lease is terminated as provided in this Article 21, and during the period required for restoration, a just and proportionate part of Base Rental shall be abated until the Demised Premises are repaired or rebuilt.

        (b) If the Demised Premises are damaged or destroyed by fire or other casualty, Landlord shall give Tenant written notice (the "Repair Notice") within thirty (30) days after the date of the casualty specifying Landlord's reasonable estimate of the time period to complete the repairs of such damage or destruction. If the Demised Premises are (i) damaged to such an extent that repairs cannot, in Landlord's judgment, be completed within one hundred fifty (150) days after the date of the casualty or (ii) damaged or destroyed as a result of a risk which is not insured under standard fire insurance policies with extended coverage endorsement, or (iii) damaged or destroyed during the last six (6) months of the Lease Term, or if the Building is damaged in whole or in part (whether or not the Demised Premises are damaged), to such an extent that the Building cannot, in Landlord's judgment, be operated economically as an integral unit, then and in any such event Landlord may at its option terminate this Lease by notice in writing to the Tenant within sixty (60) days after the date of such occurrence. If the Demised Premises are damaged to such an extent that repairs cannot, in Landlord's judgment, be completed within one hundred fifty (150) days after the date of the casualty or if the Demised Premises are substantially damaged during the last six (6) months of the Lease Term, then in either such event Tenant may elect to terminate this Lease by notice in writing to Landlord within ten (10) days after the date of the Repair Notice. Unless Landlord or Tenant elects to terminate this Lease as hereinabove provided, this Lease will remain in full force and effect and Landlord shall repair such damage at its expense to the extent required under this Article as expeditiously as possible under the circumstances.

        (c) If Landlord should elect or be obligated pursuant to subparagraph
   (a) above to repair or rebuild because of any damage or destruction, Landlord's obligation shall be limited to the original Building and the leasehold improvements in the Demised Premises and shall not extend to any furniture, equipment, supplies or other personal property owned or leased by Tenant, its employees, contractors, invitees or licensees. If the cost of performing such repairs exceeds the actual proceeds of insurance paid or payable to Landlord on account of such casualty, or if Landlord's mortgagee or the lessor under a ground or underlying lease shall require that any insurance proceeds from a casualty loss be paid to it, Landlord may terminate this Lease unless Tenant, within thirty (30) days after demand therefor, deposits with Landlord a sum of money sufficient to pay the difference between the cost of repair and the proceeds of the insurance available to Landlord for such purpose. If Landlord should elect or be obligated pursuant to subparagraph (a) above to repair or rebuild because of any damage or destruction, Landlord shall make available to Tenant on an "as-is" basis (and solely for the time period from the date of the casualty to the date the repairs have been completed, whereupon the term with respect to such temporary space shall be deemed to terminate) any vacant space in the Building which is suitable and available for immediate occupancy and is reasonably expected to remain so available until such time as the repairs to the Demised Premises have been completed (and Landlord shall have no obligation to perform or install tenant improvements or otherwise finish such space), and Tenant shall pay Landlord the same Base Rental and other charges with respect to such temporary space on a square foot basis as Tenant would then be required under this Lease to pay with respect to such temporary space were such space part of the Demised Premises, and the terms and provisions of this Lease [excluding, however, the construction obligations of Landlord and the obligations with respect to the Construction Allowance, Redecoration Allowance, Furniture Allowance, and reimbursement for costs of Plans and Specifications] shall apply to such space as if such space were part of the Demised Premises.

        (d) In no event shall Landlord be liable for any loss or damage sustained by Tenant by reason of casualties mentioned hereinabove or any other accidental casualty.

   22.  Intentionally Omitted.
        ---------------------

   23.  Services by Landlord.  Landlord shall provide the Building Standard
        --------------------
Services described on Exhibit "E" attached hereto and by reference made a part
                      -----------
hereof.

   24.  Attorneys' Fees and Homestead.  In the event Landlord or Tenant defaults
        -----------------------------
in the performance of any of the terms, agreements or conditions contained in this Lease and the non-defaulting party places the enforcement of this Lease, or any part thereof, or the collection of any Rent due or to become due hereunder, or recovery of the possession of the Demised Premises, in the hands of an attorney, or files suit upon the same, and should such non-defaulting party prevail in such suit, the defaulting party, to the extent permitted by applicable law, agrees to pay the non-defaulting party all reasonable attorney's fees actually incurred by the non-defaulting party. Tenant waives all homestead rights and exemptions which it may have under any law as against any obligation owing under this Lease, and assigns to Landlord its homestead and exemptions to the extent necessary to secure payment and performance of its covenants and agreements hereunder.

   25.  Time.  Time is of the essence of this Lease and whenever a certain day
        ----
is stated for payment or performance of any obligation of Tenant or Landlord, the same enters into and becomes a part of the consideration hereof.

   26.  Subordination, Attornment and Non-Disturbance.
        ---------------------------------------------

        (a) Existing Security Deeds or Underlying Leases.  Landlord represents
            --------------------------------------------
   and warrants to Tenant that (i) as of the date of this Lease, Landlord owns or has a valid contract to acquire fee simple title to the Land, and (ii) as of the later of the date of this Lease or the date Landlord acquires fee simple title to the Land, the Land is (or will be) free and clear of any mortgages, deeds to secure debt, deeds of trust or other such financing instruments (each a "Security Deed") or any ground or underlying leases.

        (b) Subordination.  Tenant agrees that upon request from the Landlord,
            -------------
   from the holder or proposed holder of any Security Deed or from the lessor or proposed lessor under any underlying lease, Tenant shall execute a subordination, non-disturbance and attornment agreement ("non-disturbance agreement") subordinating this Lease to the interest of such holder or lessor and their respective heirs, successors and assigns. The holder of any such Security Deed or the lessor under any such underlying lease shall agree in such nondisturbance agreement that, so long as Tenant complies with all of the terms and conditions of this Lease and is not in default hereunder beyond the period of cure of such default as provided herein, such holder or lessor or any person or entity acquiring the interest of the Landlord under this Lease as a result of the enforcement of such Security Deed or lease or deed in lieu thereof (the "Successor Landlord") shall not take any action to disturb Tenant's possession of the Demised Premises during the remainder of the Lease Term and any extension or renewal thereof and the Successor Landlord shall recognize all of Tenant's rights under this Lease, despite any foreclosure, lease termination or other action by such holder or lessor, including, without limitation, the taking of possession of the Demised Premises or any portion thereof by the Successor Landlord or the exercise of any assignment of rents by the holder or lessor. In any such non-disturbance agreement, Tenant shall agree to give the holder of the Security Deed (or, in the case of an underlying lease, the lessor thereunder) notice of defaults by Landlord hereunder (but only to the address previously supplied to Tenant in writing) at the same time as such notice is given to Landlord and time periods to cure such defaults which are the same as those granted to Landlord hereunder (which time period shall run from and after such notice is given to such holder or lessor), and Tenant shall further agree that any Successor Landlord shall not be personally liable for any accrued obligation of the former landlord, or for any act or omission of the former landlord, whether prior to or after such enforcement proceedings, nor be subject to any counterclaims which shall have accrued to Tenant against the former landlord prior to the date upon which such party shall become the owner of the Demised Premises. Such non-disturbance agreement shall also provide for the attornment by Tenant to the Successor Landlord and shall provide that such Successor Landlord shall not be (a) subject to any offsets which the Tenant might have against the former landlord (other than any payments made to cure a default by Landlord); or (b) bound by any Base Rental or any other payments (other than any payments made to cure a default by Landlord) which the Tenant under this Lease might have paid for more than one (1) month in advance to any former landlord under this Lease. Landlord will join in the signing of the non-disturbance agreement, and such non-disturbance agreement will be in the form suitable for recording in the deed records of Knox County, Tennessee.

        (c) Election by Mortgagee.  If the holder of any Security Deed or any
            ---------------------
   lessor under a ground or underlying lease elects to have this Lease superior to its Security Deed or lease and signifies its election in the instrument creating its lien or lease or by separate instrument recorded in connection with or prior to a foreclosure, or in the foreclosure deed itself, then this Lease shall be superior to such Security Deed or lease.

   27.  Estoppel Certificates.  Within thirty (30) days after request therefor
        ---------------------
by Landlord, Tenant agrees to execute and deliver to Landlord in recordable form an estoppel certificate addressed to

Landlord, any mortgagee or assignee of Landlord's interest in, or purchaser of, the Demised Premises or the Building or any part thereof, certifying (if such be the case) that this Lease is unmodified and is in full force and effect (and if there have been modifications, that the same is in full force and effect as modified and stating said modifications); that there are no defenses or offsets against the enforcement thereof or stating those claimed by Tenant; and stating the date to which Rent and other charges have been paid. Such certificate shall also include such other information as may reasonably be required by such mortgagee, proposed mortgagee, assignee, purchaser or Landlord. Any such certificate may be relied upon by Landlord, any mortgagee, proposed mortgagee, assignee, purchaser and any other party to whom such certificate is addressed.

   28.  Cumulative Rights.  All rights, powers and privileges conferred
        -----------------
hereunder upon the parties hereto shall be cumulative to, but not restrictive of, or in lieu of those conferred by law.

   29.  Holding Over.  If Tenant remains in possession after expiration or
        ------------
termination of the Lease Term with or without Landlord's written consent, Tenant shall become a tenant-at-sufferance, and there shall be no renewal of this Lease by operation of law. During the period of any such holding over, all provisions of this Lease shall be and remain in effect except that the monthly rental shall be one hundred and fifty percent (150%) of the amount of Rent (including any adjustments as provided herein) payable for the last full calendar month of the Lease Term including renewals or extensions. The inclusion of the preceding sentence in this Lease shall not be construed as Landlord's consent for Tenant to hold over.

   30.  Surrender of Premises.  Upon the expiration or other termination of this
        ---------------------
Lease, Tenant shall quit and surrender to Landlord the Demised Premises and every part thereof and all alterations, additions and improvements thereto, broom clean and in good condition and state of repair, reasonable wear and tear only excepted. Tenant shall remove Tenant's trade fixtures and all personalty and equipment not attached to the Demised Premises which it has placed upon the Demised Premises, and Tenant shall restore the Demised Premises to the condition immediately preceding the time of placement thereof. If Tenant shall fail or refuse to remove all of Tenant's effects, personalty and equipment from the Demised Premises upon the expiration or termination of this Lease for any cause whatsoever or upon the Tenant being dispossessed by process of law or otherwise, such effects, personalty and equipment shall be deemed conclusively to be abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without obligation to account for them. Tenant shall pay Landlord on demand any and all expenses incurred by Landlord in the removal of such property, including, without limitation, the cost of repairing any damage to the Building or Project caused by the removal of such property and storage charges (if Landlord elects to store such property). The covenants and conditions of this Article 30 shall survive any expiration or termination of this Lease.

   31.  Notices.  All notices required or permitted to be given hereunder shall
        -------
be in writing and may be delivered in person to either party or may be sent by courier or by United States Mail, certified, return receipt requested, postage prepaid. Any such notice shall be deemed received by the party to whom it was sent (i) in the case of personal delivery or courier delivery, on the date of delivery to such party, and (ii) in the case of certified mail, the date receipt is acknowledged on the return receipt for such notice or, if delivery is rejected or refused or the U.S. Postal Service is unable to deliver same because of changed address of which no notice was given pursuant hereto, the first date of such rejection, refusal or inability to deliver. All such notices shall be addressed to Landlord or Tenant at their respective address set forth hereinabove or at such other address as either party shall have theretofore given to the other by notice as herein provided.

   32.  Damage or Theft of Personal Property.  All personal property brought
        ------------------------------------
into Demised Premises by Tenant, or Tenant's employees or business visitors, shall be at the risk of Tenant only, and Landlord shall not be liable for theft thereof or any damage thereto occasioned by any act of co-tenants, occupants, invitees or other users of the Building or any other person, unless such theft or damage is the result of the act of Landlord or its employees and Landlord is not relieved therefrom by Article 17 hereof. Unless caused by the negligence of Landlord or its employees, Landlord shall not at any time be liable for damage to any property in or upon the Demised Premises which results from power surges or other deviations from the constancy of the electrical service or from gas, smoke, water, rain, ice or snow which issues or leaks from or forms upon any part of the Building or from the pipes or plumbing work of the same, or from any other place whatsoever.

   33.  Eminent Domain.
        --------------

        (a) If all or part of the Demised Premises shall be taken for any public or quasi-public use by virtue of the exercise of the power of eminent domain or by private purchase in lieu thereof, this Lease shall terminate as to the part so taken as of the date of taking, and, in the case of a partial taking, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Demised Premises by written notice to the other within thirty (30) days after such date; provided, however, that a condition to the exercise by Tenant of such right to terminate shall be either (i) that more than fifteen percent (15%) of the Demised Premises was taken or (ii) that the portion of the Demised Premises taken shall be of such extent and nature as substantially to handicap, impede or impair Tenant's use of the balance of the Demised Premises. If title to so much of the Building is taken that a reasonable amount of reconstruction thereof will not in Landlord's sole discretion result in the Building being a practical improvement and reasonably suitable for use for the purpose for which it is designed, then this Lease shall terminate on the date that the condemning authority actually takes possession of the part so condemned or purchased.

        (b) If this Lease is terminated under the provisions of this Article 33, Rent shall be apportioned and adjusted as of the date of termination. Tenant shall have no claim against Landlord or against the condemning authority for the value of any leasehold estate or for the value of the unexpired Lease Term provided that the foregoing shall not preclude any claim that Tenant may have against the condemning authority for the unamortized cost of leasehold improvements, to the extent the same were installed at Tenant's expense (and not with the proceeds of the Construction Allowance), or for loss of business, moving expenses or other consequential damages, in accordance with subparagraph (d) below.

        (c) If there is a partial taking of the Building and this Lease is not thereupon terminated under the provisions of this Article 33, then this Lease shall remain in full force and effect, and Landlord shall, within a reasonable time thereafter, repair or reconstruct the remaining portion of the Building to the extent necessary to make the same a complete architectural unit; provided that in complying with its obligations hereunder Landlord shall not be required to expend more than the net proceeds of the condemnation award which are paid to Landlord.

        (d) All compensation awarded or paid to Landlord upon a total or partial taking of the Demised Premises or the Building shall belong to and be the property of Landlord without any participation by Tenant. All compensation awarded or paid to Landlord upon a temporary taking of all or any portion of the Demised Premises with respect to which Tenant exercises Tenant's right to terminate under Article 33(e) shall belong to and be the property of Landlord without any participation by Tenant. Nothing herein shall be construed to preclude Tenant from prosecuting any claim directly against the condemning authority for loss of business, for damage to, and cost of removal of, trade fixtures, furniture and other personal property belonging to Tenant, and for the unamortized cost of leasehold improvements to the extent same were installed at Tenant's expense (and not with the proceeds of the Construction Allowance). In no event shall Tenant have or assert a claim for the value of any unexpired term of this Lease. Subject to the foregoing provisions of this subparagraph (d), Tenant hereby assigns to Landlord any and all of its right, title and interest in or to any compensation awarded or paid as a result of any such taking.

        (e) Notwithstanding anything to the contrary contained in this Article 33, if, during the Lease Term, the use or occupancy of any part of the Building or the Demised Premises shall be taken or appropriated temporarily for any public or quasi-public use under any governmental law, ordinance, or regulations, or by right of eminent domain, this Lease shall be and remain unaffected by such taking or appropriation and Tenant shall continue to pay in full all Rent payable hereunder by Tenant during the Lease Term; provided, however, that if Landlord reasonably estimates that the temporary taking will continue for a period in excess of ninety (90) days, Tenant shall have the right to terminate this Lease solely with respect to the portion of the Demised Premises which is the subject of such temporary taking by giving Landlord written notice of such termination within fifteen (15) days after the date of such temporary taking. In the event of any such temporary appropriation or taking with respect to which Tenant does not exercise the right of termination set forth in the sentence immediately preceding this sentence, Tenant shall be entitled to receive that portion of any award which represents compensation for the loss of use or occupancy of the Demised Premises during the Lease Term, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration and compensation for the loss of use or occupancy of the Demised Premises after the end of the Lease Term. In the event of any such temporary appropriation or taking with respect to which Tenant exercises the right of termination set forth in the first sentence of this Article 33(e), Landlord shall be entitled to receive that portion of any award which represents compensation for the loss of use or occupancy of the portion of the Demised Premises with respect to which such termination is effective.

   34.  Parties.  The term "Landlord", as used in this Lease, shall include
        -------
Landlord and its assigns and successors. It is hereby covenanted and agreed by Tenant that should Landlord's interest in the Demised Premises cease to exist for any reason during the Lease Term, then notwithstanding the happening of such event, this Lease nevertheless shall remain in full force and effect, and Tenant hereby agrees to attorn to the then owner of the Demised Premises. The term "Tenant" shall include Tenant and its heirs, legal representatives and successors, and shall also include Tenant's assignees and sublessees, if this Lease shall be validly assigned or the Demised Premises sublet for the balance of the Lease Term or any renewals or extensions thereof. In addition, Landlord and Tenant covenant and agree that Landlord's right to transfer or assign Landlord's interest in and to the Demised Premises, or any part or parts thereof, shall be unrestricted, and that in the event of any such transfer or assignment by Landlord which includes the Demised Premises, Landlord's obligations to Tenant thereafter arising hereunder shall cease and terminate, and Tenant shall look only and solely to Landlord's assignee or transferee for performance thereof.

   35.  Indemnification.  Tenant hereby indemnifies Landlord from and agrees to
        ---------------
hold Landlord harmless against, any and all liability, loss, cost, damage or expense, including, without limitation, court costs and reasonable attorney's fees, imposed on Landlord by any person whomsoever, caused in whole or in part by any negligent act or omission of Tenant, or any of its employees, contractors, servants, agents, subtenants or assignees, or of Tenant's invitees while such invitees are within the Demised Premises or the Building, or otherwise occurring in connection with any default of Tenant hereunder except for such matters as are caused by the gross negligence or willful misconduct of Landlord, its employees, agents, contractors and subcontractors. Landlord hereby indemnifies Tenant from and agrees to hold Tenant harmless against, any and all liability, loss, cost, damage or expense, including, without limitation, court costs and reasonable attorney's fees, imposed on Tenant by any person whomsoever, caused in whole or in part by any negligent act or omission of Landlord, or any of its employees, contractors, servants, agents, subtenants or assignees, or of Landlord's invitees while such invitees are within the Demised Premises or the Building, or otherwise occurring in connection with any default of Landlord hereunder except for such matters as are caused by the gross negligence or willful misconduct of Tenant, its employees, agents, contractors and subcontractors. The provisions of this Article 35 shall survive any termination of this Lease.

   36.  Force Majeure.  In the event of strike, lockout, labor trouble, civil
        -------------
commotion, act of God, or any other cause beyond a party's control (collectively "force majeure") resulting in the Landlord's inability to supply the services or perform the other obligations required of Landlord hereunder, then, except for the express rights of termination granted to Tenant elsewhere in this Lease, this Lease shall not terminate and Tenant's obligation to pay Rent and all other charges and sums due and payable by Tenant shall not be affected or excused and Landlord shall not be considered to be in default under this Lease. If, as a result of force majeure, Tenant is delayed in performing any of its obligations under this Lease, other than Tenant's obligation to take possession of the Demised Premises on or before the Rental Commencement Date and to pay Rent and all other charges and sums payable by Tenant hereunder, Tenant's performance shall be excused for a period equal to such delay and Tenant shall not during such period be considered to be in default under this Lease with respect to the obligation, performance of which has thus been delayed.

   37.  Landlord's Liability.  Landlord shall have no personal liability with
        --------------------
respect to any of the provisions of this Lease. If Landlord is in default with respect to its obligations under this Lease, Tenant shall look for satisfaction of Tenant's remedies, if any, solely to the equity of Landlord in and to the Building and the Land described in Exhibit "A" hereto and to the proceeds of
                                   -----------
Landlord's insurance policy or policies actually paid to Landlord and not applied by Landlord by the applicable claim or to the restoration of the Building as required by the terms of this Lease (unless same are not so applied because such proceeds are required by the holder of a mortgage to be paid to it
to reduce the debt secured by such mortgage).   It is expressly understood and
agreed that Landlord's liability under the terms of this Lease shall in no event exceed the amount of its interest in and to said Land and Building and the aforedescribed proceeds of insurance. In no event shall any partner of Landlord nor any joint venturer in Landlord, nor any officer, director or shareholder of Landlord or any such partner or joint venturer of Landlord be personally liable with respect to any of the provisions of this Lease.

   38.  Landlord's Covenant of Quiet Enjoyment.  Provided Tenant performs the
        --------------------------------------
terms, conditions and covenants of this Lease, and subject to the terms and provisions hereof, Landlord covenants and agrees to take all necessary steps to secure and to maintain for the benefit of Tenant the quiet and peaceful possession, occupancy and use of the Demised Premises, for the Lease Term, without hindrance, claim or molestation by Landlord or any other person lawfully claiming under Landlord.

   39.  Letter of Credit.
        ----------------

        (a) As security for the performance by Tenant of its obligations under this Lease, Tenant hereby covenants and agrees that it shall obtain and maintain in full force and effect at all times during the time period commencing on the date of execution of this Lease through the tenth (10th) anniversary of the Rental Commencement Date (such period of time being referred to herein as the "Security Period") an irrevocable stand-by letter of credit or irrevocable stand-by replacement letter of credit subject to and in accordance with the terms and conditions set forth below (such letters of credit and replacement letters of credit required to be provided hereunder being herein individually referred to as a "Letter of Credit" and collectively as the "Letters of Credit"; the initial Letter of Credit in the amount of $4,000,000 delivered hereunder and any replacement of such initial Letter of Credit that has a term which includes any period of time prior to the Rental Commencement Date is sometimes referred to herein as the "Original Letter of Credit"; and any subsequent Letter of Credit issued after the Rental Commencement Date is sometimes herein referred to as a "Replacement Letter of Credit"). Landlord and Tenant acknowledge that in lieu of issuing a replacement of the initial or any subsequent Letter of Credit, the issuer of the then existing Letter of Credit may elect to amend the then existing Letter of Credit to extend the maturity date thereof as required hereunder and, if applicable, reduce the amount of the Letter of Credit to the amount required to be maintained hereunder as of the date such reduction is permitted hereunder (it being understood and agreed that such amendment(s) shall be limited to such matters only), by issuing an amendment to the then existing Letter of Credit, in which case the "Original Letter of Credit" or the "Replacement Letter of Credit" shall be deemed to be the then existing Letter of Credit, as so amended.

        (b) Each Letter of Credit issued hereunder shall (i) be in the form of an irrevocable credit; (ii) be issued by an "Approved Issuer" (as hereinafter defined); (iii) name Landlord as the beneficiary and will state that it is transferable by Landlord to the assigns of Landlord's interest in this Lease upon notice from Landlord, the payment of the issuer's transfer charges as set forth in the applicable Letter of Credit and compliance with the issuer's customary requirements relating to such transfers (each Letter of Credit shall expressly contain an acknowledgement by the issuer that such Letter of Credit can be transferred by Landlord to any holder of any mortgage on Landlord's interest in the Project to secure such holder's mortgage); and
   (iv) specify that Landlord, as beneficiary, may draw against the Letter of Credit, without documents other than the sight draft and certification set forth below, at any time and from time to time until the expiration thereof at one or more designated branches of the issuing bank in Atlanta, Georgia, or at one or more designated bank counters at designated offices of the issuing bank in either Atlanta, Georgia, or New York City, New York, in a single drawing for the full amount of such

   Letter of Credit, upon presentation of a sight draft and written certification from Landlord, as beneficiary, that a "Drawing Event" described in Article 39(l) of this Lease has occurred and is continuing under this Lease and that Landlord has the right to draw against the Letter of Credit for the sum set forth in the sight draft under the provisions of this Article
   39. "Approved Issuer" shall mean: (x) Svenska Handelsbanken (or its successor) for so long as Svenska Handelsbanken (or its successor) (A) shall maintain a banking office with banking counters in either or both of Atlanta, Georgia, and New York City, New York, and (B) shall have and maintain a Moody's Bank Credit Report Service rating of P-1 (or, if Moody's subsequently uses a different scale, the rating which would be equivalent to the current P-1, or if Moody's dissolves or otherwise becomes defunct, the rating of another nationally recognized rating service which would be equivalent to the current P-1); or (y) such other national banking association which Tenant, in its discretion, may designate and which shall be approved by Landlord in its reasonable discretion, provided and for so long as such national banking association (A) shall maintain a banking office with banking counters in either or both of Atlanta, Georgia, and New York City, New York, and (B) shall have and maintain a Moody's Bank Credit Report Service rating of P-1 (or, if Moody's subsequently uses a different scale, the rating which would be equivalent to the current P-1, or if Moody's dissolves or otherwise becomes defunct, the rating of another nationally recognized rating service which would be equivalent to the current P-1). The Original Letter of Credit shall have an initial expiration date of the first anniversary of the date of this Lease, but Tenant shall maintain the Original Letter of Credit in effect in accordance with the provisions of Article 39(c) until at least ninety (90) days after the Rental Commencement Date, the first Replacement Letter of Credit shall have an expiration date of the first anniversary of the Rental Commencement Date, the second Replacement Letter of Credit shall have an expiration date of the second anniversary of the Rental Commencement Date, the third Replacement Letter of Credit shall have an expiration date of the third anniversary of the Rental Commencement Date, the fourth Replacement Letter of Credit shall have an expiration date of the fourth anniversary of the Rental Commencement Date, the fifth Replacement Letter of Credit shall have an expiration date of the fifth anniversary of the Rental Commencement Date, the sixth Replacement Letter of Credit shall have an expiration date of the sixth anniversary of the Rental Commencement Date, the seventh Replacement Letter of Credit shall have an expiration date of the seventh anniversary of the Rental Commencement Date, the eighth Replacement Letter of Credit shall have an expiration date of the eighth anniversary of the Rental Commencement Date, the ninth Replacement Letter of Credit shall have an expiration date of the ninth anniversary of the Rental Commencement Date, and the tenth Replacement Letter of Credit shall have an expiration date of the tenth anniversary of the Rental Commencement Date. The Letters of Credit shall be in the following amounts for the following time periods:

                                          Amount of
        Time Period                    Letter of Credit
        -----------------------------------------------

        Date of execution of this      $4,000,000.00
                                       -------------
        Lease to 7th anniversary of
        Rental Commencement Date

        7th anniversary of Rental      $3,000,000.00
                                       -------------
        Commencement Date to

        8th anniversary of Rental
        Commencement Date

        8th anniversary of Rental      $2,000,000.00
                                       -------------
        Commencement Date to
        9th anniversary of Rental
        Commencement Date

        9th anniversary of Rental      $1,000,000.00
                                       -------------
        Commencement Date to
        10th anniversary of Rental
        Commencement Date

        (c) The Original Letter of Credit shall have a term of approximately one
   (1) year and shall be delivered to Landlord by Tenant simultaneously with the execution of this Lease. Tenant shall maintain the Original Letter of Credit in effect (either by replacement thereof or amendment thereto) for a term which extends at least ninety (90) days after the Rental Commencement Date (the ninetieth (90th) day preceding the expiration of the Original Letter of Credit is herein defined as the "Replacement Date" applicable to the Original Letter of Credit). Accordingly, at least ninety (90) days prior to the expiration of the Original Letter of Credit, Tenant shall cause the expiration date of the Original Letter of Credit to be extended (either by issuance of a replacement of the then existing Original Letter of Credit or an appropriate amendment thereto) to the end that the Original Letter of Credit shall at all times by maintained in effect by Tenant for a term which extends at least ninety (90) days after the Rental Commencement Date. If the replacement of or amendment to the then existing Original Letter of Credit is issued on or after the Rental Commencement Date, such replacement Letter of Credit or amended Letter of Credit, as the case may be, shall constitute the first Replacement Letter of Credit, and such first Replacement Letter of Credit shall have an expiration date of the first anniversary of the Rental Commencement Date. At least ninety (90) days prior to each of the first, second, third, fourth, fifth, sixth, seventh, eighth and ninth anniversaries of the Rental Commencement Date (the ninetieth (90th) day preceding each such anniversary being herein referred to as a "Replacement Date"), a Replacement Letter of Credit replacing the expiring Letter of Credit which must be effective (i.e., capable of being drawn upon) on or before the expiration date of the expiring Letter of Credit (the actual date of delivery of each Replacement Letter of Credit being herein referred to as a "Letter Delivery Date") and shall expire on the second (2nd) Rental Commencement Date anniversary following such Letter Delivery Date, shall be delivered to Landlord by Tenant; it being understood and agreed by Tenant that, notwithstanding any other term or provision of this Article 39 [but subject to the terms of Article 39(f)], a Letter of Credit in the applicable amount required pursuant to the schedule above shall be outstanding and in full force and effect at all times during the Security Period. Tenant's obligation to maintain a Letter of Credit hereunder shall cease and expire on the tenth (10th) anniversary of the Rental Commencement Date.

        (d) Upon receipt of any newly issued Letter of Credit (if same is a newly issued Letter of Credit, as opposed to an amendment of the then existing Letter of Credit), and provided that such newly issued Letter of Credit becomes effective on or before the date of delivery thereof to Landlord, Landlord shall deliver to Tenant (or, at the direction of Tenant, the issuing bank) the expiring Letter of Credit in exchange for the newly issued Letter of Credit. Upon receipt of any newly issued Letter of Credit which becomes effective after the date of delivery thereof to Landlord, Landlord shall deliver to Tenant (or, at Tenant's direction, the issuing bank) the expiring Letter of Credit on the effective date of the newly issued Letter of Credit (unless Landlord has drawn on such expiring Letter of Credit in accordance with this Article 39), it being understood and agreed that in such case the expiring Letter of Credit shall remain in full force and effect until the effective date of the newly issued Letter of Credit. Notwithstanding any other provision of this Article 39 to the contrary, each Replacement Letter of Credit having an effective date prior to the expiration date of the expiring Letter of Credit shall be in the amount of the expiring Letter of Credit from the applicable Letter Delivery Date until the next anniversary date of the Rental Commencement Date and then shall automatically (by the terms of such Replacement Letter of Credit) reduce to the applicable lower amount set forth on the schedule above as of such anniversary date. All fees, premiums and other sums charged by the issuing bank for each Letter of Credit shall be paid by Tenant, and not Landlord.

        (e) In the event that a Drawing Event occurs under this Lease, it is understood and agreed that Landlord shall thereupon have the right, in its discretion and at any time during the continuance of such Drawing Event, to draw upon the full face amount of the then outstanding Letter of Credit.

        (f) The failure by Tenant, for any reason whatsoever, to maintain the Original Letter of Credit or any Replacement Letter of Credit in full force and effect at all times during the Security Period shall constitute an immediate Drawing Event and an immediate event of default hereunder (no notice and right to cure period or grace period shall be a condition to such failure constituting an event of default hereunder notwithstanding the provisions of Article 18 of this Lease) and, in addition to (and not in lieu
   of) all other rights and remedies available to Landlord under this Lease or at law or in equity, Landlord shall have the right to sue Tenant for specific performance of its obligation to deliver and maintain the applicable Letter of Credit.

        (g) It is understood and agreed that the Letters of Credit are required to be issued hereunder as security for the performance of Tenant's obligations under this Lease after the occurrence of a Drawing Event and, notwithstanding any other term or provision of this Article 39 or elsewhere in this Lease, such Letters of Credit and the receipt of the proceeds therefrom are not intended by Landlord and Tenant to be, and shall not be construed or deemed to be, liquidated damages or a cap, restriction or limitation of any kind or sort on or with respect to any of Landlord's rights and remedies under this Lease or at law or in equity by virtue of the occurrence of a Drawing Event or of an event of default; it being understood and agreed by Tenant that Landlord hereby expressly reserves all rights and remedies against Tenant, including without limitation a suit or suits for monetary damages, available to it under this Lease and at law or in equity because of a Drawing Event or an event of default.

        (h) Any proceeds received by Landlord from any Letter of Credit (hereinafter called the "Proceeds") shall be applied by Landlord first toward the performance of Tenant's obligations which Tenant has failed to perform under this Lease, and the remainder, if any, shall be held by Landlord, in such "Permitted Investments" (as hereinafter defined) as Landlord shall determine, in Landlord's sole discretion, as additional security for the faithful performance by Tenant throughout the Security Period of all the terms and conditions of the Lease on the part of Tenant to be performed. If all or any part of the Proceeds is or are so applied by Landlord, then Tenant shall immediately upon demand from Landlord pay to Landlord an amount sufficient to return the Proceeds to an amount equal to the amount set forth in Article 39(b) as the amount of the Letter of Credit which was otherwise required to be maintained by Tenant at such time. In no event shall Landlord be responsible or liable for any decrease in the Proceeds invested in Permitted Investments. Any interest earned on the Proceeds shall become part of the Proceeds. Permitted Investments shall mean, collectively, (a) direct obligations of the United States of America or of any agency or political subdivision thereof, or obligations guaranteed as to principal and interest by the United States or by any agency or political subdivision thereof, in any case maturing not more than ninety (90) days from the date of acquisition thereof; (b) certificates of deposit issued by any bank having capital, surplus and undivided profits of at least U.S.$200,000,000 and a long-term unsecured senior debt rating of at least "A" by Standard & Poor's and "A2" by Moody's, in any case maturing not more than ninety (90) days from the date of acquisition thereof; and (c) commercial paper rated "P-1" or better by Moody's or "A-1" or better by Standard & Poor's, in any case maturing not more than ninety (90) days from the date of acquisition thereof. If, on the seventh (7th) anniversary of the Commencement Date no event of default then exists under this Lease and the Proceeds in Landlord's possession in excess of the unreimbursed amounts incurred by or owed to Landlord in connection with any default by Tenant under this Lease equal or exceed $3,000,000.00, Landlord shall refund to Tenant the amount by which the Proceeds in excess of such unreimbursed amounts equal or exceed $3,000,000.00. If, on the eighth
   (8th) anniversary of the Commencement Date no event of default then exists under this Lease and the Proceeds in Landlord's possession in excess of the unreimbursed amounts incurred by or owed to Landlord in connection with any default by Tenant under this Lease equal or exceed $2,000,000.00, Landlord shall refund to Tenant the amount by which the Proceeds in excess of such unreimbursed amounts equal or exceed $2,000,000.00. If, on the ninth (9th) anniversary of the Commencement Date no event of default then exists under this Lease and the Proceeds in Landlord's possession in excess of the unreimbursed amounts incurred by or owed to Landlord in connection with any default by Tenant under this Lease equal or exceed $1,000,000.00, Landlord shall refund to Tenant the amount by which the Proceeds in excess of such unreimbursed amounts equal or exceed $1,000,000.00. If, on the tenth (10th) anniversary of the Commencement Date no event of default then exists under this Lease and there are any Proceeds in Landlord's possession in excess of the unreimbursed amounts incurred by or owed to Landlord in connection with any default by Tenant under this Lease, Landlord shall refund to Tenant such excess. If no event of default then exists under this Lease and Tenant delivers to Landlord a Letter of Credit complying in all respects with the terms of this Lease, in the amount of the Letter of Credit that would then be required to be in effect had Landlord not drawn on the previous Letter of Credit, then upon such delivery, Landlord shall refund to Tenant the Proceeds then held by Landlord.

        (i) Landlord shall have the right to apply all or any part of the Proceeds toward the performance of Tenant's obligations which Tenant has failed to perform under this Lease.

        (j) In the event of a sale or transfer of Landlord's interest in the Demised Premises or the Building or a lease by Landlord of the Building, Landlord shall have the right to transfer the Proceeds to the purchaser or lessee, as the case may be, and Landlord shall be relieved of all liability to Tenant for the return of the Proceeds. The Tenant shall look solely to the new owner or lessor for the return of the Proceeds. The Proceeds shall not be mortgaged, assigned or encumbered by Tenant. In the event of a permitted assignment or subletting under this Lease by Tenant, the Proceeds shall be held by Landlord as a deposit made by the permitted assignee or subtenant and the Landlord shall have no further liability with respect to the return of the Proceeds to the original Tenant.

        (k) Landlord shall keep the Proceeds in Permitted Investments separate from its general accounts.

        (l) "Drawing Event" shall mean any one or more of the following:

                  (i) an event of default under Article 18(a)(i) of this Lease;

                  (ii) an event of default under Article 18(a)(ii) of this Lease with respect to which Landlord performs Tenant's unperformed obligation and incurs costs in connection with such performance;

                  (iii) any event of default under Article 18(a)(iii), (iv),
             (v), (vi) or (x);

                  (iv) any other event of default under Article 18 with respect to which Landlord has exercised or is simultaneously exercising one or more of Landlord's remedies under Article 18(b)(i) or (ii).

   40.  Hazardous Substances.  Tenant hereby covenants and agrees that Tenant
        --------------------
shall not cause or permit any "Hazardous Substances" (as hereinafter defined) to be generated, placed, held, stored, used, located or disposed of at the Project or any part thereof, except for Hazardous Substances as are commonly and legally used or stored as a consequence of using the Demised Premises for general office and administrative purposes (and, if permitted hereunder, medical treatment and medical laboratory purposes), but only so long as the quantities thereof do not pose a threat to public health or to the environment or would necessitate a "response action", as that term is defined in CERCLA (as hereinafter defined), and so long as Tenant strictly complies or causes compliance with all applicable governmental rules and regulations concerning the use, storage, production, transportation and disposal of such Hazardous Substances. For purposes of this
Article 40, "Hazardous Substances" shall mean and include those elements or compounds which are contained in the list of Hazardous Substances adopted by the United States Environmental Protection Agency (EPA) or in any list of toxic pollutants designated by Congress or the EPA or which are defined as hazardous, toxic, pollutant, infectious or radioactive by any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability (including, without limitation, strict liability) or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereinafter in effect (collectively "Environmental Laws"). Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Landlord by any person, entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence in, or the escape, leakage, spillage, discharge, emission or release from, the Demised Premises of any Hazardous Substances (including, without limitation, any losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of any settlement or judgment or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act ["CERCLA"], any so-called federal, state or local "Superfund" or "Superlien" laws or any other Environmental Law); provided, however, that the foregoing indemnity is limited to matters arising solely from Tenant's violation of the covenant contained in this Article. The obligations of Tenant under this Article shall survive any expiration or termination of this Lease.

   41.  Submission of Lease.  The submission of this Lease for examination does
        -------------------
not constitute an offer to lease and this Lease shall be effective only upon execution hereof by Landlord and Tenant.

   42.  Severability.  If any clause or provision of the Lease is illegal,
        ------------
invalid or unenforceable under present or future laws, the remainder of this Lease shall not be affected thereby, and in lieu of each clause or provision of this Lease which is illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as nearly identical to the said clause or provision as may be legal, valid and enforceable.

   43.  Entire Agreement.  This Lease contains the entire agreement of the
        ----------------
parties and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. No failure of Landlord to exercise any power given Landlord hereunder, or to insist upon strict compliance by Tenant with any obligation of Tenant hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of Landlord's right to demand exact compliance with the terms hereof. No failure of Tenant to exercise any power given Tenant hereunder, or to insist upon strict compliance by Landlord with any obligation of Landlord hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of Tenant's right to demand exact compliance with the terms hereof. This Lease may not be altered, waived, amended or extended except by an instrument in writing signed by Landlord and Tenant. This Lease is not in recordable form, and Tenant agrees not to record or cause to be recorded this Lease or any short form or memorandum thereof.

   44.  Headings.  The use of headings herein is solely for the convenience of
        --------
indexing the various paragraphs hereof and shall in no event be considered in construing or interpreting any provision of this Lease.

   45.  Broker.  Tenant represents and warrants to Landlord that (except with
        ------
respect to any Broker[s] identified in Article 1[m] hereinabove) no broker, agent, commission salesperson, or other person has represented Tenant in the negotiations for and procurement of this Lease and of the Demised Premises and that (except with respect to any Broker[s] identified in Article 1[m] hereinabove) no commissions, fees, or compensation of any kind are due and payable in connection herewith to any broker, agent, commission salesperson, or other person as a result of any act or agreement of Tenant. Tenant agrees to indemnify and hold Landlord harmless from all loss, liability, damage, claim, judgment, cost or expense (including reasonable attorneys' fees and court costs) suffered or incurred by Landlord as a result of a breach by Tenant of the representation and warranty contained in the immediately preceding sentence or as a result of Tenant's failure to pay commissions, fees, or compensation due to any broker who represented Tenant, whether or not disclosed, or as a result of any claim for any fee, commission or similar compensation with respect to this Lease made by any broker, agent or finder (other than the Broker[s] identified in Article 1[m] hereinabove) claiming to have dealt with Tenant. Tenant shall cause any agent or broker representing Tenant to execute a lien waiver to and for the benefit of Landlord, waiving any and all lien rights with respect to the Building and Land which such agent or broker has or might have under Tennessee law. Landlord agrees to indemnify and hold Tenant harmless from all loss, liability, damage, claim, judgement, cost or expense, (including reasonable attorney's fees and court costs) suffered or incurred by Tenant as a result of Landlord's failure to pay commissions, fees or compensation due to any broker who represented Landlord, whether or not disclosed, with respect to this Lease, including any Broker identified in Article 1(m).

   46.  Governing Law.  The laws of the State of Tennessee shall govern the
        -------------
validity, performance and enforcement of this Lease.

   47.  Special Stipulations.  The special stipulations attached hereto as
        --------------------
Exhibit "F" are hereby incorporated herein by this reference as though fully set
-----------
forth.

   48.  Authority.  Each of the persons executing this Lease on behalf of Tenant
        ---------
does hereby personally represent and warrant that Tenant is a duly incorporated and validly existing corporation and is fully authorized and qualified to do business in the State of Tennessee, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is an officer of the corporation and is authorized to sign on behalf of the corporation. Upon the request of Landlord, Tenant shall deliver to Landlord documentation satisfactory to Landlord evidencing Tenant's compliance with this Article, and Tenant agrees to promptly execute all necessary and reasonable applications or documents as reasonably requested by Landlord, required by the jurisdiction in which the Demised Premises is located, to permit the issuance of necessary permits and certificates for Tenant's use and occupancy of the Demised Premises.

   49.  Delayed Occupancy.  If Substantial Completion has not occurred on or
        -----------------
before December 1, 1997 (extended on a day for day basis for delays due to force majeure and for delays caused by Tenant), Tenant's sole right and remedy shall be for Landlord to reimburse tenant for rental and operating expense costs incurred by Tenant for holding over in Tenant's current premises located at 1400 Centerpoint Boulevard, Knoxville, Tennessee 37932 during the "Delay Period" (as hereinafter defined), but only to the extent such costs, computed on a per diem basis, exceed the per diem rental and operating expense costs payable by Tenant for the last twelve months of the term of Tenant's current lease. "Delay Period" shall mean the time period beginning on the date set forth above in this
Article 49 (as extended) and ending on the earlier to occur of (x) the date of Substantial Completion, or (y) the date of termination of this Lease. Such amount shall be payable by Landlord to Tenant on the date Tenant occupies the Premises for the conduct of Tenant's business.

   IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the day, month and year first above written.

                            WELLS REAL ESTATE FUND IX, L.P.
                            a Georgia limited partnership


                            By:  /s/ Leo F. Wells, III          (SEAL)
                                 --------------------------------
                                 Leo F. Wells, III,
                                 General Partner


                            By:  Wells Partners, L.P., a Georgia
                                 limited partnership, General
                                 Partner

                                 By:   Wells Capital, Inc., a  Georgia
                                       corporation, General Partner


                                       By:   /s/ Leo F. Wells, III
                                            ----------------------------
                                            Leo F. Wells, III,
                                            President

                                            [CORPORATE SEAL]


                            "TENANT":

                            ABB FLAKT, INC., a Delaware corporation

                            By:  /s/ Jan G.Kreminski
                                 ---------------------------------------
                            Its: Senior Vice President

                            Attest:  /s/ Thomas E. Liggett
                                     -----------------------------------
                            Its:     Assistant Secretary

                                            (CORPORATE SEAL)

                             RULES AND REGULATIONS


1. No sign, picture, advertisement or notice visible from the exterior of the Demised Premises shall be installed, affixed, inscribed, painted or otherwise displayed by Tenant on any part of the Demised Premises or the Building unless the same is first approved by Landlord. Any such sign, picture, advertisement or notice approved by Landlord shall be painted or installed for Tenant at Tenant's cost by Landlord or by a party approved by Landlord. No awnings, curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with any window or door of the Demised Premises without the prior consent of the Landlord, including approval by the Landlord of the quality, type, design, color and manner of attachment.

2. Tenant agrees that its use of electrical current shall never exceed the capacity of existing feeders, risers or wiring installation provided as Building Standard Services (see Exhibit "H").
                                   -----------

3. The Demised Premises shall not be used for storage of merchandise held for sale to the general public. Tenant shall not do or permit to be done in or about the Demised Premises or Building anything which shall increase the rate of insurance on said Building or obstruct or interfere with the rights of other lessees of Landlord or annoy them in any way, including, but not limited to, using any musical instrument, making loud or unseemly noises, or singing, etc. The Demised Premises shall not be used for sleeping or lodging. No cooking or related activities shall be done or permitted by Tenant in the Demised Premises except with permission of Landlord. Tenant will be permitted to use for its own employees within the Demised Premises Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations. No vending machines of any kind will be installed, permitted or used on any part of the Demised Premises without the prior consent of Landlord. No part of said Building or Demised Premises shall be used for gambling, immoral or other unlawful purposes. No intoxicating beverage shall be sold in said Building or Demised Premises without prior written consent of the Landlord. No area outside of the Demised Premises shall be used for storage purposes at any time.

4. No birds or animals of any kind shall be brought into the Building (other than trained seeing-eye dogs required to be used by the visually impaired). No bicycles, motorcycles or other motorized vehicles shall be brought into the Building.

5. The sidewalks, entrances, passages, corridors, halls, elevators, and stairways in the Building shall not be obstructed by Tenant or used for any purposes other than those for which same were intended as ingress and egress. No windows, floors or skylights that reflect or admit light into the Building shall be covered or obstructed by Tenant. Toilets, wash basins and sinks shall not be used for any purpose other than those for which they were constructed, and no sweeping, rubbish, or other obstructing or improper substances shall be thrown therein. Any damage resulting to them, or to heating apparatus, from misuse by Tenant or its employees, shall be borne by Tenant.

6. Five (5) keys for the front door and five (5) keys for the rear door will be furnished Tenant without charge. Landlord may make a reasonable charge for any additional keys. No additional lock, latch or bolt of any kind shall be placed upon any door nor shall any changes be made in existing locks without written consent of Landlord and Tenant shall in each such case furnish Landlord with a key for any such lock. At the termination of the Lease, Tenant shall return to Landlord all keys furnished to Tenant by Landlord, or otherwise procured by Tenant, and in the event of loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

7. Landlord shall have the right to prescribe the weight, position and manner of installation of heavy articles such as safes, machines and other equipment brought into the Building. No safes, furniture, boxes, large parcels or other kind of freight shall be taken to or from the Demised Premises or allowed in any elevator, hall or corridor except at times allowed by Landlord. In no event shall any weight be placed upon any floor by Tenant so as to exceed the design conditions of the floors at the applicable locations.

8. Tenant shall not cause or permit any gases, liquids or odors to be produced upon or permeate from the Demised Premises, and, except in the case of normal and customary medical supplies, no flammable, combustible or explosive fluid, chemical or substance shall be brought into the Building.

9. Landlord may implement an electronic cipher lock access security system to control access during times other than the Building Operating Hours.
   Landlord shall not be liable for excluding any person from the Building during such other times, or for admission of any person to the Building at any time, or for damages or loss for theft resulting therefrom to any person, including Tenant.

10. Unless agreed to in writing by Landlord, Tenant shall not employ any person other than Landlord's contractors for the purpose of cleaning and taking care of the Demised Premises. Cleaning service will not be furnished on nights when rooms are occupied after 6:30 p.m., unless, by agreement in writing, service is extended to a later hour for specifically designated rooms. Landlord shall not be responsible for any loss, theft, mysterious disappearance of or damage to, any property, however occurring.

11. No connection shall be made to the electric wires or gas or electric fixtures, without the consent in writing on each occasion of Landlord. All glass, locks and trimmings in or upon the doors and windows of the Demised Premises shall be kept whole and in good repair. Tenant shall not injure, overload or deface the Building, the woodwork or the walls of the Demised Premises, nor permit upon the Demised Premises any noisome, noxious, noisy or offensive business.

12. If Tenant requires wiring for a bell or buzzer system, such wiring shall be done by the electrician of the Landlord only, and no outside wiring men shall be allowed to do work of this kind unless by the written permission of Landlord or its representatives. Any wiring for telephone service must be approved by Landlord, and no boring or cutting for wiring shall be done unless approved by Landlord or its representatives, as stated.

13. Tenant and its employees and invitees shall observe and obey all parking and traffic regulations as imposed by Landlord. All vehicles shall be parked only in areas designated for vehicle parking by Landlord.

14. Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building are prohibited, and Tenant shall cooperate to prevent the same.

15. Landlord shall have the right to change the name of the Building and to change the street address of the Building, provided that in the case of a change in the street address, Landlord shall give Tenant not less than 180 days' prior notice of the change, unless the change is required by governmental authority.

16. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular lessee, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other lessee, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the other lessees of the Building.

17. These Rules and Regulations are supplemental to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Building.

18. Landlord reserves the right upon fifteen (15) days' prior written notice to Tenant to make such other and reasonable Rules and Regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building and the Land, and for the preservation of good order therein.

                                      -3-